Exhibit 99.1

THOMAS WEISEL PARTNERS GROUP, INC. REPORTS THIRD QUARTER RESULTS
-- Measures taken to weather protracted downturn and position company for the future --

San Francisco, CA, October 29, 2008 - Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) (TSX: TWP) today released results for the quarter ended September 30, 2008, reporting a net loss of $109.2 million, or $3.41 per share, on net revenues of $49.0 million. This includes an estimated non-cash goodwill charge-off of $92.6 million or $2.89 per share. For the nine months ended September 30, 2008 the firm reported a net loss of $137.1 million, or $4.22 per share, on net revenues of $158.0 million. As of September 30, 2008, the firm’s cash and cash equivalents were $110.4 million.

Adjusting for certain non-cash events related to its initial public offering, the amortization of intangible assets acquired in the purchase of Westwind Partners and the charge-off of goodwill acquired as a result of the acquisition of Westwind Partners, the firm reported a non-GAAP net loss of $13.4 million, or $0.42 per share, for the quarter ended September 30, 2008 and a non-GAAP net loss of $34.8 million, or $1.07 per share, for the nine months ended September 30, 2008. A reconciliation between GAAP results and these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

The volatility and uncertainty in the financial markets has had an effect on the firm’s stock price, leading the firm, based on accounting standards, to take an estimated non-cash goodwill impairment charge of $92.6 million or $2.89 per share during the quarter. This non-cash charge-off of goodwill associated with the Westwind acquisition does not affect reported regulatory capital or tangible book equity.

“While the market environment remains challenging and uncertain, we are positioning the firm to weather a protracted downturn. We have focused our efforts on managing expenses, both compensation and non-compensation, towards operating at break-even on a cash basis given currently projected quarterly revenue levels. We have also enhanced our core franchise with key hires in order to be in a strong position to build market share when the turn in the market occurs,” said Thomas W. Weisel, Chairman and CEO of Thomas Weisel Partners.

Third quarter and first nine months of 2008 consolidated results include Westwind Partners and are compared with historical pro forma combined results for Thomas Weisel Partners and Westwind Partners. These historical pro forma amounts are further described under “Historical Pro Forma Combined Results” below.

Business Highlights

•
Investment Banking Revenues. Investment banking revenues decreased to $17.5 million in the third quarter of 2008 compared to $38.4 million in the historical pro forma combined third quarter of 2007. Total transactions for the third quarter were 13 compared to a historical pro forma combined total of 32 in the year-ago quarter. Investment banking revenues decreased to $52.0 million in the first nine months of 2008 compared to $136.9 million in the historical pro forma combined the first nine months of 2007. Total transactions for the first nine months of 2008 were 68 compared to a historical pro forma combined total of 137 in the same period of 2007. The decline in investment banking revenues was due primarily to a challenging capital markets environment with fewer completed deals than in the comparable periods.

•
Brokerage Revenues. Brokerage revenues increased to $33.7 million in the third quarter of 2008 compared to $32.9 million in the historical pro forma combined third quarter of 2007. Brokerage revenues increased to $104.6 million in the first nine months of 2008 compared to $95.4 million in the historical pro forma combined first nine months of 2007, an increase of 10%. The increase was due in large part to a solid performance in the firm’s U.S. Institutional business, growth on its Electronic Trading and European platforms and continued improvements in its middle market efforts.

•
Asset Management Revenues. Asset management revenues decreased to a loss of $2.3 million in the third quarter of 2008 compared to income of $8.7 million in the historical pro forma combined third quarter of 2007. Asset management revenues decreased to a loss of $0.1 million in the first nine months of 2008 compared to income of $33.5 million in the historical pro forma combined first nine months of 2007.

Management fees were $3.8 million in the third quarter, which were offset by private equity and other securities net losses of $6.1 million. These losses were mainly attributable to downward valuations of the firm’s warrant portfolio of $2.8 million, mark-to-market losses of two public portfolio companies in the firm’s Healthcare Venture Partners fund of $1.1 million, write-downs in the firm’s Venture Partners fund of $0.8 million and declines in the firm’s other investment securities of $1.4 million.

The firm added $100 million of assets under management to its Global Growth Partners fund of funds program in the third quarter, bringing total assets under management to $1.4 billion. In addition, the firm recently closed a $10 million institutional account for its Small Cap Growth Strategy run by Ken Korngiebel in Portland.

•
Compensation and Benefits Expense Ratio. Compensation and benefits expense decreased to $36.9 million in the third quarter of 2008 compared to $50.4 million in the historical pro forma combined third quarter of 2007. The non-GAAP compensation ratio, which is defined below in note (2), increased to 68% compared to the historical pro forma combined non-GAAP ratio of 62% in the year-ago period.

Compensation and benefits expense decreased to $119.0 million in the first nine months of 2008 compared to $159.6 million in the historical pro forma combined first nine months of 2007. The non-GAAP compensation ratio increased to 70% compared to the historical pro forma combined non-GAAP ratio of 60% in the year-ago period.

The increase in the non-GAAP compensation ratio in the third quarter and first nine months of 2008 compared to the year-ago periods is the result of lower revenues combined with fixed elements of compensation, such as salaries, guarantees, taxes, benefits and equity award expense related to grants made in prior years.

•
Solid Balance Sheet Position. At the end of the third quarter of 2008, shareholders’ equity and book value per share, after adjusting for the charge-off of goodwill, were $237 million and $7.69, respectively, and tangible shareholders’ equity and tangible book value per share were $206 million and $6.68, respectively.

Exhibit 99.1

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008
AND PRO FORMA SELECTED FINANCIAL DATA FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007
(Dollar amounts in thousands, except book value per share)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	Pro Forma 2007(5)	2008	Pro Forma 2007(5)
Revenue Detail:
Investment banking
Capital raising	$3,962	$19,666	$25,204	$86,984
Strategic advisory	13,569	18,724	26,762	49,916
Total investment banking	17,531	38,390	51,966	136,900
Brokerage	33,652	32,904	104,646	95,414
Asset management
Management fees	3,754	3,928	10,883	11,990
Private equity realized and unrealized gains and (losses) - net	(2,375)	4,967	(4,133)	20,975
Other securities realized and unrealized gains and (losses) - net	(3,708)	(190)	(6,865)	488
Total asset management	(2,329)	8,705	(115)	33,453
Interest income	1,828	3,765	6,701	12,760
Other revenue	—	—	—	920
Total revenues	50,682	83,764	163,198	279,447
Interest expense	(1,636)	(2,811)	(5,214)	(8,223)
Net revenues	$49,046	$80,953	$157,984	$271,224

Investment Banking Transactions:
Capital raising	8	24	53	115
Strategic advisory	5	8	15	22
Total transactions	13	32	68	137
Revenue per transaction(1)	$1,349	$1,200	$764	$999
Other Metrics:
Non-GAAP compensation ratio(2)	68.5%	62.3%	70.3%	59.9%
Non-compensation ratio(3)	268.4%	42.9%	127.7%	35.3%
IPO equity award expense	$1,670	$1,862	$5,147	$5,585
Shareholders’ equity	237,048	n/a	237,048	n/a
Less: Other intangible assets	(31,167)	n/a	(31,167)	n/a
Tangible shareholders’ equity	205,881	n/a	205,881	n/a
Common shares outstanding(4)	30,806	n/a	30,806	n/a
Book value per share	$7.69	n/a	$7.69	n/a
Tangible book value per share	$6.68	n/a	$6.68	n/a

(1) Generally, average revenue per investment banking transaction is lower in Canada than in the U.S.

Exhibit 99.1

(2) The firm’s Non-GAAP compensation ratio is the ratio of the firm’s compensation and benefits expense (excluding expenses relating to IPO equity awards) to net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities). Without excluding these amounts, the firm’s ratio of compensation and benefits expense to net revenues is 75.2% and 62.3% for the three months ended September 30, 2008 and 2007, respectively. Without excluding these amounts, the firm’s ratio of compensation and benefits expense to net revenues is 75.4% and 58.8% for the nine months ended September 30, 2008 and 2007, respectively.

(3) The firm’s non-compensation ratio is the ratio of all expense (other than compensation and benefits expense and interest expense) to net revenues.

(4) Includes 6,639,478 exchangeable shares issued by TWP Acquisition Company (Canada), Inc., the firm’s wholly-owned subsidiary. Each exchangeable share is exchangeable at any time into a share of common stock of the firm, entitles the holder to dividend and other rights substantially economically equivalent to those of a share of common stock, and through a voting trust, entitles the holder to a vote along with shares of common stock on matters presented to shareholders.

(5) The pro forma amounts depict results we estimate we would have had during the three and nine months ended September 30, 2007 if the acquisition of Westwind Partners that we consummated in January 2008 had been consummated as of January 1, 2007. Further information regarding these pro forma amounts is set forth below under “Historical Pro Forma Combined Results.”

Historical Pro Forma Combined Results

The firm has reported in this press release an unaudited pro forma consolidated statement of operations for the three and nine months ended September 30, 2007 (and information derived therefrom), which gives effect to the firm’s acquisition of Westwind Partners as if the acquisition had occurred on January 1, 2007. This unaudited pro forma consolidated statement of operations is based on historical financial statements of Thomas Weisel Partners and Westwind Partners, giving effect to the acquisition and applying the assumptions and adjustments discussed in the notes accompanying the pro forma consolidated statement of operations attached hereto. The unaudited pro forma consolidated financial statements should be read in conjunction with the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2007, as well as the historical financial statements of Westwind Partners that are an annex to the proxy statement the firm filed with the SEC on November 7, 2007.

The unaudited pro forma consolidated statement of operations for the three and nine months ended September 30, 2007 was prepared using the purchase method of accounting with Thomas Weisel Partners treated as the accounting acquiror. The unaudited pro forma consolidated statement of operations does not purport to be indicative of the results of operations that would have actually been obtained had such transactions been completed as of the assumed date and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the notes accompanying the unaudited pro forma consolidated statement of operations attached hereto and are based upon available information and certain assumptions that management of Thomas Weisel Partners believes are reasonable.

All amounts presented in the unaudited pro forma consolidated statement of operations are in U.S. dollars based on the exchange rate described in the notes accompanying the pro forma consolidated statement of operations attached hereto.

Non-GAAP Financial Measures

The firm has reported in this press release its net loss for the third quarter of 2008 on a non-GAAP basis by:

•	excluding $1.0 million of after-tax non-cash expense associated with its initial grant of restricted stock units made in connection with its initial public offering;

•	excluding $2.2 million of after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners on January 2, 2008; and

•	excluding $92.6 million of non-cash expense associated with the charge-off of goodwill acquired as a result of its acquisition of Westwind Partners.

The firm has also reported in this press release its basic and diluted loss per share for the third quarter of 2008 on a non-GAAP basis by:

•
using a net loss of $13.4 million as the numerator of its non-GAAP basic and diluted loss per share calculations, which amount is derived by beginning with its GAAP net loss of $109.2 million and adjusting to exclude (i) the after-tax non-cash expense associated with its initial grant of restricted stock units of $1.0 million (ii) the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners of $2.2 million and (iii) the non-cash expense associated with the charge-off of goodwill acquired as a result of its acquisition of Westwind Partners of $92.6 million; and

Exhibit 99.1

•
using as the denominator of its non-GAAP basic and diluted loss per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of its GAAP basic and diluted loss per share calculations.

The firm has reported in this press release its net loss for the first nine months of 2008 on a non-GAAP basis by:

•	excluding $3.0 million of after-tax non-cash expense associated with its initial grant of restricted stock units made in connection with its initial public offering;

•	excluding $6.7 million of after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners on January 2, 2008; and

•	excluding $92.6 million of non-cash expense associated with the charge-off of goodwill acquired as a result of its acquisition of Westwind Partners.

The firm has also reported in this press release its basic and diluted loss per share for the first nine months of 2008 on a non-GAAP basis by:

•
using a net loss of $34.8 million as the numerator of its non-GAAP basic and diluted loss per share calculations, which amount is derived by beginning with its GAAP net loss of $137.1 million and adjusting to exclude (i) the after-tax non-cash expense associated with its initial grant of restricted stock units of $3.0 million (ii) the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners of $6.7 million and (iii) the non-cash expense associated with the charge-off of goodwill acquired as a result of its acquisition of Westwind Partners of $92.6 million; and

•
using as the denominator of its non-GAAP basic and diluted loss per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of its GAAP basic and diluted loss per share calculations.

The firm views its grant of restricted stock units in connection with its initial public offering, its acquisition of Westwind Partners and the related intangible amortization and goodwill charge-off as one-time events and the firm’s management has utilized a non-GAAP calculation of net loss and non-GAAP calculations of basic and diluted loss per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing the firm’s financial results in the third quarter and first nine months of 2008. The firm’s management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of its business and facilitate meaningful comparison of its results in the current period to those in prior periods and future periods. The firm’s reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the firm’s current financial performance and its prospects for the future. Specifically, the firm’s management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of the firm’s core operating results and business outlook.

A limitation of utilizing these non-GAAP measures of net loss and basic and diluted loss per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of the firm’s business and these effects should not be ignored in evaluating and analyzing the firm’s financial results. Therefore, management believes that both the firm’s GAAP measures of net loss and basic and diluted loss per share and these non-GAAP measures of the firm’s financial performance should be considered together.

Exhibit 99.1

A reconciliation of the firm’s third quarter of 2008 GAAP net loss to its third quarter of 2008 non-GAAP net loss is set forth below (in millions):

Net loss	$(109.2)
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units	1.0
Exclusion of the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of the firm’s acquisition of Westwind Partners	2.2
Exclusion of the non-cash expense associated with the charge-off of goodwill acquired as a result of the firm’s acquisition of Westwind Partners	92.6
Non-GAAP net loss	$(13.4)

A reconciliation of the firm’s first nine months of 2008 GAAP net loss to its first nine months of 2008 non-GAAP net loss is set forth below (in millions):

Net loss	$(137.1)
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units	3.0
Exclusion of the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of the firm’s acquisition of Westwind Partners	6.7
Exclusion of the non-cash expense associated with the charge-off of goodwill acquired as a result of the firm’s acquisition of Westwind Partners	92.6
Non-GAAP net loss	$(34.8)

The firm calculates loss per share in accordance with FASB Statement No. 128, Earnings per Share. Basic loss and diluted loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the period.

The following table sets forth the firm’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted loss per share for the third quarter and first nine months of 2008, as well as non-GAAP loss per share for the third quarter and first nine months of 2008 after applying the adjustments described above:

	For Three Months Ended September 30,	For Nine Months Ended September 30,
	2008	2008
Weighted average shares used in computation of loss per share:
Basic (in thousands)	31,992	32,498
Diluted (in thousands)	31,992	32,498

Loss per share:
Basic	$(3.41)	$(4.22)
Diluted	$(3.41)	$(4.22)

Non-GAAP loss per share:
Basic	$(0.42)	$(1.07)
Diluted	$(0.42)	$(1.07)

Exhibit 99.1

Quarterly Earnings Conference Call

Thomas Weisel Partners Group, Inc. will host its third quarter conference call on Wednesday, October 29, 2008 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The conference call may include forward-looking statements, including guidance as to future results.

All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive Officer, Thomas W. Weisel, President and Chief Operating Officer, Lionel F. Conacher, and Chief Financial Officer, Shaugn S. Stanley, by dialing (866) 746-9599 (domestic) or (702) 696-4728 (international). The confirmation code for both the domestic and international lines is: 68908201.

A live web cast of the call, as well as the firm’s results, will be available through the investor relations/webcasts section of its website, www.tweisel.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available on this site one hour after the call through November 14, 2008.

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners Group, Inc. generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Cleveland, Denver, New York, Portland, Silicon Valley, Toronto, London, Mumbai and Zurich. For more information, please visit www.tweisel.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, the state of the financial markets and the economy, particularly as they relate to the growth sectors that the firm is focused on, Thomas Weisel Partners’ ability to implement its strategic initiatives and achieve the expected benefits of the acquisition of Westwind Partners, integrate Westwind Partners’ operations and retain its professionals, as well as other competitive, economic, political, and market conditions and fluctuations, government and industry regulation, other risks relating to the acquisition, including the effect of the completion of the transaction on the companies’ business relationships, operating results and business generally and other factors. Some of the other factors are those that are discussed in Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Reports on Form 10-Q filed with the SEC thereafter. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Investor Relations Contact: Sarah Anderson 415-364-2500 investorrelations@tweisel.com	Media Contact: Crystal Odessky 415-364-2500 codessky@tweisel.com

Exhibit 99.1

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands, except per share data)
(Unaudited)

		Three Months Ended September 30, 2007
	Three Months Ended September 30, 2008	Thomas Weisel Partners	Westwind (a)	Pro Forma Adjustments		Pro Forma Combined

Revenues:
Investment banking	$17,531	$25,542	$12,848	$—		$38,390
Brokerage	33,652	30,344	2,560	—		32,904
Asset management	(2,329)	6,714	1,991	—		8,705
Interest income	1,828	3,799	438	(472	) (b)	3,765

Total revenues	50,682	66,399	17,837	(472)		83,764
Interest expense	(1,636)	(2,687)	(124)	—		(2,811)

Net revenues	49,046	63,712	17,713	(472)		80,953

Expenses excluding interest:
Compensation and benefits	36,869	38,304	12,145	—		50,449
Brokerage execution, clearance and account administration	7,461	5,287	411	—		5,698
Communications and data processing	5,502	4,642	501	—		5,143
Depreciation and amortization of property and equipment	1,901	1,536	147	(41	) (c)	1,642
Amortization of other intangible assets	3,833	—	—	3,833	(d)	3,833
Goodwill impairment	92,597	—	—	—		—
Marketing and promotion	3,329	3,868	690	—		4,558
Occupancy and equipment	7,588	5,134	378	—		5,512
Other expense	9,445	7,055	1,297	—		8,352

Total expenses excluding interest	168,525	65,826	15,569	3,792		85,187

Income (loss) before taxes	(119,479)	(2,114)	2,144	(4,264)		(4,234)
Provision for taxes (tax benefit)	(10,300)	(1,314)	782	(1,310	) (e)	(1,842)

Net income (loss)	$(109,179)	$(800)	$1,362	$(2,954)		$(2,392)

Earnings (loss) per share:
Basic earnings (loss) per share	$(3.41)	$(0.03)				$(0.07)
Diluted earnings (loss) per share	$(3.41)	$(0.03)				$(0.07)
Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	31,992	26,196		7,009	(f)	33,205
Diluted weighted average shares outstanding	31,992	26,196		7,009	(f)	33,205

Notes to the Pro Forma Consolidated Statements of Operations for the three months ended September 30, 2007 are set forth on the final page.

Exhibit 99.1

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands, except per share data)
(Unaudited)

		Nine Months Ended September 30, 2007
	Nine Months Ended September 30, 2008	Thomas Weisel Partners	Westwind (a)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Investment banking	$51,966	$94,439	$42,461	$—		$136,900
Brokerage	104,646	85,426	9,988	—		95,414
Asset management	(115)	26,711	6,742	—		33,453
Interest income	6,701	12,686	1,396	(1,322)	(b)	12,760
Other revenue	—	920	—	—		920

Total revenues	163,198	220,182	60,587	(1,322)		279,447
Interest expense	(5,214)	(8,042)	(181)	—		(8,223

Net revenues	157,984	212,140	60,406	(1,322)		271,224

Expenses excluding interest:
Compensation and benefits	119,046	119,689	39,873	—		159,562
Brokerage execution, clearance and account administration	20,333	14,970	1,173	—		16,143
Communications and data processing	17,101	13,794	1,408	—		15,202
Depreciation and amortization of property and equipment	5,721	4,781	364	(123)	(c)	5,022
Amortization of other intangible assets	11,564	—	—	11,564	(d)	11,564
Goodwill impairment	92,597	—	—	—		—
Marketing and promotion	11,151	10,523	2,080	—		12,603
Occupancy and equipment	18,249	13,835	1,013	—		14,848
Other expense	25,039	17,351	3,084	—		20,435

Total expenses excluding interest	320,801	194,943	48,995	11,441		255,379

Income (loss) before taxes	(162,817)	17,197	11,411	(12,763)		15,845
Provision for taxes (tax benefit)	(25,706)	5,994	4,161	(4,125)	(e)	6,030

Net income (loss)	$(137,111)	$11,203	$7,250	$(8,638)		$9,815

Earnings (loss) per share:
Basic earnings (loss) per share	$(4.22)	$0.43				$0.30
Diluted earnings (loss) per share	$(4.22)	$0.42				$0.29
Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	32,498	26,188		7,009	(f)	33,197
Diluted weighted average shares outstanding	32,498	26,539		7,009	(f)	33,548

Notes to the Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2007 are set forth on the final page.

Notes to the Unaudited Pro Forma Consolidated Statement of Operations

(a)  Westwind statement of operations has been converted from Canadian dollars to U.S. dollars for the pro forma presentation. Amounts were converted based on the average monthly exchange rates from January 1, 2007 to September 30, 2007.

(b)  An adjustment to interest income for the estimated interest amount that would not have been recognized by the firm during the three and nine months ended September 30, 2007 on the $45 million cash portion of the transaction consideration. The weighted average interest rate for the three and nine months ended September 30, 2007 is estimated to be 4.20% and 3.97%, respectively.

(c)  Adjustment to depreciation and amortization to reflect fair value on the date of acquisition.

(d)  Reflects the amortization of other intangible assets that were recorded as a result of the acquisition.

(e)  To record an income tax impact on the pre-tax pro forma adjustments. The firm’s combined effective tax rate subsequent to the pro forma tax adjustment is equal to 44% and 38% for the three and nine months ended September 30, 2007, respectively.

(f)  The issuance of 7,009,112 shares of Thomas Weisel Partners common stock or exchangeable shares. The fair value of the Thomas Weisel Partners common stock to be issued was based upon the average of the closing prices of one share of common stock during the five trading day period beginning two trading days prior to the date the transaction was announced.